EXHIBIT 99.1

Contact: Insignia Systems, Inc. Kristine Glancy, CEO (763) 392-6200

FOR IMMEDIATE RELEASE

INSIGNIA SYSTEMS, INC. ANNOUNCES HIRE OF RANDY UGLEM AS ITS SENIOR VICE PRESIDENT OF LENDING

MINNEAPOLIS, MN – April 7, 2023 – Insignia Systems, Inc. (Nasdaq: ISIG) (“Insignia”) today announced the hire of Randy Uglem as its Senior Vice President of Lending. Mr. Uglem will oversee the Company’s newly-created Non-bank Lending Platform. Mr. Uglem has over twenty years of significant experience in credit and lending, and will direct and guide the Company as it looks to use its strong cash position to explore opportunities in the non-bank lending space.

Insignia’s Board Member, and largest shareholder, Nick Swenson commented, “We’re very excited to be bringing Randy on board as such an experienced member of the traditional lending industry. His experience and his driven entrepreneurial nature, coupled with Insignia’s strong cash position, looks to mean great things as the Company explores this new, additional business line.”

About Insignia Systems, Inc.

Insignia Systems, Inc. is a leading provider of in-store solutions to consumer-packaged goods (“CPG”) manufacturers, retailers, shopper marketing agencies and brokerages.  The Company’s primary solutions are merchandising solutions, on-pack solutions and signage.

For additional information, contact (800) 874-4648, or visit the Insignia website at www.insigniasystems.com

Investor inquiries can be submitted to investorrelations@insigniasystems.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “anticipate,” “continue,” “expect,” “intend,” “plan,” “remain,” “seek,” “will” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release. Statements made in this press release regarding, for instance, the ongoing exploration of strategic alternatives, anticipated future profitability, future revenues, innovation and transformation of Insignia’s business, allocations of resources, and the benefits of new relationships,  are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, actual results may differ materially from the results or performance expressed or implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2021 and additional risks, if any, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with Insignia's filings with the SEC. Insignia assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.